UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

   FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 27, 2011

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mr. Craig Niven 18 Pall Mall, 2nd Floor London, United Kingdom	SW1Y 5LU

(Address of principal executive offices)	(Zip Code)

702-800-7323

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2011, Universal Gold Mining Corp.’s wholly owned subsidiary, Universal Gold Holdings (Cayman) Limited (“UGHCL”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Rio Novo Gold Inc., a company whose ordinary shares trade on the Toronto Stock Exchange (“Rio Novo”). Pursuant to the Asset Purchase Agreement, UGHCL agreed to sell to Rio Novo all of its rights, title and interest in an option agreement (the “Option Agreement”) dated April 23, 2010 among UGHCL, Core Values Mining & Exploration Company (“CVME”) and Core Values Mining & Exploration Company Surcursal Colombia (“CVMEC”), as amended, and all its interest in the Toldafria gold project. Pursuant to the Option Agreement, CVMEC and CVME granted to UGHCL the right to earn a 50% interest in and to the Toldafria gold project, located in the state of Caldas, in central Colombia, and UGHCL funded its first year obligation under the Option Agreement required to earn a 25% interest in and to the Toldafria gold project.  In addition, an amount of $602,082 was held in escrow (“Escrow Amount”) in connection with the Toldafria gold project.

The transaction contemplated by the Asset Purchase Agreement closed on May 31, 2011. In connection with the sale of the rights, title and interest in the Option Agreement, Rio Novo paid to UGHCL a total amount of $902,082, of which $300,000 was paid in cash and $602,082 was settled in cash by way of refunding to UGHCL the Escrow Amount.  Rio Novo also issued to UGHCL 500,000 of its ordinary shares.  Rio Novo has also agreed to deliver to UGHCL an additional 766,667 Rio Novo ordinary shares upon (i) the Caldas State Government Mining Delegation (Colombia) granting a concession, exploitation or exploration right or any renewal or extension of any such existing right to Nestor Gutierrez, CVME, CVMEC, Rio Novo or any of their affiliates in connection with the Toldafria gold project having a term of not less than 20 years and (ii) confirmation by CorpoCaldas (the Caldas State Environment Authority) that the project mineral rights are excluded from the alleged existing Reserva de Foresta Regional covering certain parts of the Toldafria gold project area so as to allow exploration and mining activities within the area covered by the Toldafria gold project.

The Asset Purchase Agreement includes customary representations, warranties and covenants.  A condition precedent to the parties obligation thereto was that the Toronto Stock Exchange accept the issuance of Rio Novo’s ordinary shares comprising the share consideration to UGHCL and that the Toronto Stock Exchange consent to the conditional listing thereof on the exchange.

UGHCL agreed that it and its affiliates will not for a period of two years acquire any interest in mineral rights within 10 kilometers of the boundaries of the Toldafria gold project.

The foregoing is a summary of the terms of the Asset Purchase Agreement and does not purport to include all of the terms of such agreement. The summary of the Asset Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The unaudited pro forma condensed balance sheet as of March 31, 2011, attached hereto as Exhibit 99.1, reflects the effect of the disposition of the Option Agreement on Universal Gold Mining Corp.’s consolidated balance sheet as of March 31, 2011 as though the transaction was completed as of, and the consideration was received on, that date.

(d)	Exhibits.

10.1	Asset Purchase Agreement dated May 27, 2011 between Rio Novo Gold Inc. and Universal Gold Holdings (Cayman) Limited
99.1	Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL GOLD MINING CORP.

By:	/s/ David Cather
Name: David Cather
Title: Interim Chief Executive Officer

Dated:  June 3, 2011